 S&C Draft of March 3, 2021
CONFIDENTIAL

Exhibit 17

LIST OF GUARANTOR SUBSIDIARIES

As of 31 December 2020, Equinor Energy AS, a company existing under the Norwegian Private Limited Liability Companies Act and a wholly owned subsidiary of Equinor ASA, has guaranteed or is a co-obligor for the unsecured debt securities listed below.

• USD 500,000,000 2.750% Notes due 2021
• EUR 1,200,000,000 5.625%Notes due 2021
• USD 750,000,000 3.150% Notes due 2022
• USD 250,000,000 7.875% Notes due 2022
• USD 1,100,000,000 2.450% Notes due 2023
• EUR 1,000,000,000 0.875% Notes due 2023
• USD 300,000,000 7.75% Debentures due 2023
• USD 100,000,000 6.500% Notes due 2023
• USD 900,000,000 2.650% Notes due 2024
• USD 1,000,000,000 3.700% Notes due 2024
• USD 500,000,000 3.250% Notes due 2024
• USD 250,000,000 7.15% Debentures due 2025
• EUR 650,000,000 2.875% Notes due 2025
• USD 1,250,000,000 2.875% Notes due 2025
• NOK 2,000,000,000 4.13% Notes due 2025
• EUR 750,000,000 0.750% Notes due 2026
• EUR 600,000,000 0.750% Notes due 2026
• USD 750,000,000 1.750% Notes due 2026
• USD 480,512,000 7.250% Debentures due 2027
• USD 15,588,000 7.250% Debentures due 2027
• USD 500,000,000 3.000% Notes due 2027
• EUR 1,250,000,000 1.250% Notes due 2027
• USD 1,000,000,000 3.625% Notes due 2028
• USD 250,000,000 6.800% Debentures due 2028
• USD 500,000,000 6.500% Debentures due 2028
• GBP 225,000,000 6.125% Notes due 2028
• USD 275,000,000 7.150% Debentures due 2029
• USD 1,500,000,000 3.125% Notes due 2030
• USD 750,000,000 2.375% Notes due 2030
• GBP 800,000,000 6.875% Notes due 2031
• EUR 1,000,000,000 1.375% Notes due 2032
• EUR 1,000,000,000 1.625% Notes due 2035
• EUR 600,000,000 1.635% Notes due 2036
• USD 750,000,000 5.100% Notes due 2040
• USD 500,000,000 3.625% Notes due 2040
• GBP 350,000,000 4.250% Notes due 2041
• USD 350,000,000 4.250% Notes due 2041
• USD 300,000,000 4.250% Notes due 2041
• USD 850,000,000 3.950% Notes due 2043

4830-2706-7871 v.1

• USD 750,000,000 4.800% Notes due 2043
• USD 1,000,000,000 3.250% Notes due 2049
• USD 1,250,000,000 3.700% Notes due 2050

4830-2706-7871 v.1